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                                                                   Exhibit 10.40

October 30, 2002

U.S. Vision, Inc.
One Harmon Drive
Glendora, New Jersey 08029
Attn: William A. Schwartz

               Re: Amendment to Participating Provider Agreement

Dear Mr. Schwartz:

     Reference is hereby made to that certain Participating Provider Agreement, dated as of June 1, 1997, as amended (the "Vision Care Agreement"), by and between U.S. Vision, Inc., a Delaware corporation ("USV"), and Cole Vision Corporation, a Delaware corporation ("Cole"). As you are aware USV and Cole are entering into a certain Agreement, of even date herewith (the "Agreement"), to facilitate USV's merger with Kayak Acquisition Corp. The delivery of this letter agreement is required pursuant to the Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement or the Subordinated Note.

     Contingent upon the execution and delivery of the Agreement, USV and Cole hereby agree to amend the Vision Care Agreement as follows:

1. In the event of the exercise of the Option and effective upon the consummation of such Option, Section 1.10 is hereby deleted and replaced in its entirety with the following:

     "'Locations' shall mean the optical outlets owned or operated by USV as of the effective date of this provision where optical products and services are provided to Members; provided, however, that USV must obtain the prior consent of CVC to add any new Locations, except that no consent is required from CVC for Sears and JC Penny Locations, or additional optical departments within departments stores where USV had optical departments at the effective date of this provision."

2. Section 4.1 of the Vision Care Agreement is hereby deleted and replaced in its entirety with the following:

     "The Term of this Agreement shall commence on June 1, 1997, and shall, unless terminated earlier pursuant to the terms of this Agreement, expire on the earlier to occur of (a) 7 years after the date on which the Option is consummated or (b) the 30th day following the Option Termination Date. As used herein, the term "Option Termination Date" shall mean the earlier


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     to occur of (i) March 1, 2004, (ii) the date on which all outstanding amounts under the terms of the Subordinated Note are paid in full prior to the consummation of the Option or (iii) the date on which Cole elects to terminate the Vision Care Agreement following an uncured default by USV of any of its obligations under the Agreement or the Subordinated Note."

3. Clause (e) of Section 4.2 of the Vision Care Agreement is hereby deleted and replaced in its entirety with the following:

     "(e) if more than ten (10) Location audits conducted by CVC during any six
     (6) month period (after the date hereof) during the term hereof reveal that the Transaction Fees paid by USV to CVC at each such Location have been understated by more than five percent (5%) and upon such determination, CVC shall notify USV of the results of such audit;"

4. The last sentence of Section 7.1 of the Vision Care Agreement is hereby deleted and replaced in its entirety with the following:

     "In the event such audit reveals that USV has paid CVC an amount equal to less than 98% of the total Transaction Fees due CVC at any Location, USV shall reimburse CVC for the reasonable cost of such audit (including travel expenses) applicable to such Location."

5. The last sentence of Section 7.2 of the Vision Care Agreement is hereby deleted and replaced in its entirety with the following:

     "In the event such audit reveals that CVC has paid USV an amount equal to less than 98% of the total sums due USV from Purchasers, CVC shall reimburse USV for the reasonable cost of such audit (including travel expenses)."

6. USV shall not be a participating provider in any managed vision network operated or sponsored by EyeMed Vision Care LLC, Eyecare Plan of America (aka ECPA) or any of their affiliates after January 1, 2003.

7. The reference to "ECPA" in Section 7.8 is hereby deleted. The first and second sentences of Section 7.8 are hereby deleted and replaced in their entirety with the following:

     "Except as provided for in this Agreement, USV shall not be a participating provider in any managed vision network after January 1, 2003, without the prior written consent of CVC, other than networks that USV is in as of October 30, 2002 as to which no further consent is required."

8. USV and Cole hereby agree to the HIPAA Rider attached hereto, and such rider shall be deemed part of the Vision Care Agreement.


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9.   CVC may amend the Vision Care Agreement upon 30 days prior written notice to USV to effectuate any change required pursuant to any law or regulation imposed by any governmental or regulatory authority.

10. USV shall indemnify and hold harmless Cole and its Affiliates from and against any and all losses, liabilities, claims, damages, penalties, fines, judgments, awards, settlements, costs, fees, expenses (including attorneys' fees) and disbursements incurred by such Persons relating to the use of the JC Penney Optical name and logo by Cole and its Affiliates in its advertising and other materials.

11. In the event that the Vision Care Agreement is terminated for any reason, USV shall, and cause all of its Affiliates to, cease using immediately all materials and copies thereof containing any Cole (including its Affiliates) trade name, trademark, service mark or other intellectual property or confidential information, and USV and its Affiliates shall return all such materials to Cole unless it provides reasonably satisfactory assurance to Cole that such materials and copies thereof have been destroyed. Cole has the right to supervise the return or destruction of all such materials.

12. The first sentence of Section 7.7 of the Vision Care Agreement is hereby deleted and replaced in its entirety with the following:

     "CVC agrees that it will not enter into an agreement with any multi-unit retail optical chain (i.e., a retail optical chain with more than one hundred (100) retail locations) which owns its own manufacturing facility to participate as a provider in CVC's Preferred Network under terms and conditions more favorable than the terms and conditions under which USV serves as a provider pursuant to the terms of this Agreement."

13. The second sentence of Section 7.8 of the Vision Care Agreement is hereby deleted and replaced in its entirety with the following:

     "In the event of any sale or transfer (by purchase, merger, consolidation or otherwise (including operation of law)), of more than forty percent (40%) of USV's issued and outstanding stock or sale of substantially all of the assets of USV to any entity who is, directly or indirectly, engaged in
     (i) the retail optical business through the ownership of 100 or more domestic retail optical outlets, or (ii) the ownership and operation of an optical managed care network, USV shall promptly notify CVC and CVC shall have the right, within thirty (30) days of receipt of such notice, to terminate this Agreement."

14. Notwithstanding anything in the Agreement, the Subordinated Note or the Vision Care Agreement, as amended hereby, to the contrary, if USV breaches any of its obligations under the Agreement or the Subordinated Note and any such breach shall remain uncured by USV as of the end of any applicable cure period, Cole may immediately terminate the Vision Care Agreement, as amended hereby, only if Cole elects not to exercise the Option; provided, however, that such termination shall not relieve USV of any of its obligations under the Vision Care Agreement, as amended


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     hereby, arising prior to or as a result of any event occurring prior to the effective date of such termination. For the avoidance of doubt, USV's obligations under the Agreement and the Subordinated Note shall continue notwithstanding the termination of the Vision Care Agreement, as amended hereby.

15. Except as modified by this letter agreement, the provisions of the Vision Care Agreement shall remain in full force and effect.

16. This letter agreement shall be governed by, and construed and interpreted in accordance with, the laws of the state of Ohio, exclusive of its choice of law provisions.

17. This letter agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     If this letter agreement is acceptable to you, please execute both copies of this letter in the space provided below and return one fully executed copy to the undersigned.

                                        Very truly yours,

                                        COLE VISION CORPORATION


                                        By: /s/ Lawrence E. Hyatt
                                            ------------------------------------
                                        Name: Lawrence E. Hyatt
                                        Title: Executive VP

Acknowledged and agreed to
this 30th day of October, 2002

U.S. VISION, INC.


By: /s/ William A. Schwartz
    ---------------------------------
Name: William A. Schwartz
Title: President


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